Exhibit 99.1

NEWS RELEASE
January 28, 2019
Contact:
Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported fourth quarter and year to date earnings results with highlights as follows:

Fourth quarter highlights:

●
Net earnings were $3.4 million or $0.57 basic and diluted net earnings per share for the three months ended December 31, 2018, as compared to $2.0 million or $0.34 basic and diluted net earnings per share for the same period one year ago.

Year to date highlights:

●
Net earnings were a record $13.4 million or $2.23 basic net earnings per share and $2.22 diluted net earnings per share for the year ended December 31, 2018, as compared to $10.3 million or $1.71 basic net earnings per share and $1.69 diluted net earnings per share for the same period one year ago.
●
Total loans increased $44.2 million to $804.0 million at December 31, 2018, compared to $759.8 million at December 31, 2017.
●
Core deposits were $859.2 million or 98.0% of total deposits at December 31, 2018, compared to $887.4 million or 97.9% of total deposits at December 31, 2017.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in fourth quarter net earnings to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense during the three months ended December 31, 2018, as compared to the three months ended December 31, 2017, as discussed below.

Net interest income was $11.3 million for the three months ended December 31, 2018, compared to $10.2 million for the three months ended December 31, 2017. The increase in net interest income was primarily due to a $1.2 million increase in interest income, which was partially offset by a $102,000 increase in interest expense. The increase in interest income was primarily attributable to an increase in the average outstanding balance of loans and a 1.00% increase in the prime rate since December 31, 2017. Net interest income after the provision for loan losses was $10.9 million for the three months ended December 31, 2018, compared to $10.3 million for the three months ended December 31, 2017. The provision for loan losses for the three months ended December 31, 2018 was an expense of $418,000, as compared to a credit of $102,000 for the three months ended December 31, 2017. The increase in the provision for loan losses is primarily attributable to a $44.2 million increase in loans from December 31, 2017 to December 31, 2018.

Non-interest income was $4.5 million for the three months ended December 31, 2018, compared to $3.8 million for the three months ended December 31, 2017. The increase in non-interest income is primarily attributable to a $710,000 increase in miscellaneous non-interest income during the three months ended December 31, 2018, compared to the same period one year ago. The increase in miscellaneous non-interest income was primarily attributable to a $545,000 increase in net gains associated with the disposal of premises and equipment for the three months ended December 31, 2018, as compared to the three months ended December 31, 2017.

Non-interest expense was $11.3 million for the three months ended December 31, 2018, compared to $10.8 million for the three months ended December 31, 2017. The increase in non-interest expense was primarily attributable to a $644,000 increase in salaries and benefits expense, which was primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Year-to-date net earnings as of December 31, 2018 were $13.4 million or $2.23 basic net earnings per share and $2.22 diluted net earnings per share for the year ended December 31, 2018, as compared to $10.3 million or $1.71 basic net earnings per share and $1.69 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense, as discussed below.

Year-to-date net interest income as of December 31, 2018 was $43.2 million compared to $39.6 million for the same period one year ago. The increase in net interest income was primarily due to a $3.4 million increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 1.00% increase in the prime rate since December 31, 2017, combined with a $231,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of FHLB borrowings during the year ended December 31, 2018, as compared to the same period one year ago due to the payoff of remaining FHLB borrowings in October 2017. Net interest income after the provision for loan losses was $42.4 million for the year ended December 31, 2018, compared to $40.1 million for the same period one year ago. The provision for loan losses for the year ended December 31, 2018 was an expense of $790,000, as compared to a credit of $507,000 for the year ended December 31, 2017. The increase in the provision for loan losses is primarily attributable to a $44.2 million increase in loans from December 31, 2017 to December 31, 2018.

Non-interest income was $16.2 million for the year ended December 31, 2018, compared to $15.4 million for the year ended December 31, 2017. The increase in non-interest income is primarily attributable to a $1.2 million increase in miscellaneous non-interest income, which was partially offset by a $339,000 decrease in mortgage banking income during the year ended December 31, 2018, as compared to the year ended December 31, 2017. The increase in miscellaneous non-interest income is primarily due to a $576,000 increase in net gains associated with the disposal of premises and equipment and a $256,000 increase in net gains on other real estate owned properties for the year ended December 31, 2018, as compared to the year ended December 31, 2017. The decrease in mortgage banking income is primarily due to a decrease in mortgage loan volume resulting from an increase in mortgage loan rates.

Non-interest expense was $42.6 million for the year ended December 31, 2018, as compared to $41.2 million for the year ended December 31, 2017. The increase in non-interest expense was primarily due to a $1.5 million increase in salaries and benefits expense and a $469,000 increase in occupancy expense, which were partially offset by a $477,000 decrease in other non-interest expense, during the year ended December 31, 2018, as compared to the year ended December 31, 2017. The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees and annual salary increases. The increase in occupancy expense is primarily due to an increase in depreciation expense during the year ended December 31, 2018, as compared to the year ended December 31, 2017. The decrease in other non-interest expense is primarily due to decreases in advertising expense and telecommunications expense during the year ended December 31, 2018, as compared to the year ended December 31, 2017.

Non-interest income and non-interest expense for the three months and year ended December 31, 2018 and 2017 reflect the implementation of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, (Topic 606): Revenue from Contracts with Customers, which was effective for the Company’s reporting periods beginning after December 15, 2017. Prior to March 31, 2018, appraisal management fee income and expense from the Bank’s subsidiary, Community Bank Real Estate Solutions, LLC, was reported as a net amount, which was included in miscellaneous non-interest income. This income and expense is now reported on separate line items under non-interest income and non-interest expense.

Income tax expense was $690,000 for the three months ended December 31, 2018, compared to $1.3 million for the three months ended December 31, 2017. The effective tax rate was 17% for the three months ended December 31, 2018, compared to 40% for the three months ended December 31, 2017. The higher effective tax rate for the three months ended December 31, 2017 includes $588,000 additional tax expense incurred due to the revaluation of the Company’s deferred tax asset as a result of the Tax Cuts and Jobs Act (TCJA) passed in December 2017.

Income tax expense was $2.6 million for the year ended December 31, 2018, compared to $4.0 million for the year ended December 31, 2017. The effective tax rate was 16% for the year ended December 31, 2018, compared to 28% for the year ended December 31, 2017. The reduction in the effective tax rate is primarily due the TCJA, which reduced the Company’s federal corporate tax rate from 34% to 21% effective January 1, 2018.

Total assets were $1.1 billion as of December 31, 2018 and 2017. Available for sale securities were $194.60 million as of December 31, 2018, compared to $229.3 million as of December 31, 2017. Total loans were $804.0 million as of December 31, 2018, compared to $759.8 million as of December 31, 2017.

Non-performing assets were $3.3 million or 0.31% of total assets at December 31, 2018, compared to $3.8 million or 0.35% of total assets at December 31, 2017. Non-performing loans include $3.2 million in commercial and residential mortgage loans, $1,000 in acquisition, development and construction (“AD&C”) loans and $99,000 in other loans at December 31, 2018, as compared to $3.6 million in commercial and residential mortgage loans, $14,000 in AD&C loans and $112,000 in other loans at December 31, 2017.

The allowance for loan losses at December 31, 2018 was $6.4 million or 0.80% of total loans, compared to $6.4 million or 0.84% of total loans at December 31, 2017. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $877.2 million at December 31, 2018, compared to $907.0 million at December 31, 2017. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $887.4 million at December 31, 2018, compared to $859.2 million at December 31, 2017. Certificates of deposit in amounts of $250,000 or more totaled $16.2 million at December 31, 2018, as compared to $18.8 million at December 31, 2017.

Securities sold under agreements to repurchase were $58.1 million at December 31, 2018, as compared to $37.8 million at December 31, 2017.

Shareholders’ equity was $123.6 million, or 11.31% of total assets, as of December 31, 2018, compared to $116.0 million, or 10.62% of total assets, as of December 31, 2017.

Peoples Bank currently operates 20 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. Peoples Bank also operates loan production offices in Lincoln and Durham Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2017.

CONSOLIDATED BALANCE SHEETS
December 31, 2018 and 2017
(Dollars in thousands)

	December 31, 2018	December 31, 2017
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$40,553	$53,186
Interest-bearing deposits	2,817	4,118
Cash and cash equivalents	43,370	57,304

Investment securities available for sale	194,578	229,321
Other investments	4,361	1,830
Total securities	198,939	231,151

Mortgage loans held for sale	680	857

Loans	804,023	759,764
Less: Allowance for loan losses	(6,445)	(6,366)
Net loans	797,578	753,398

Premises and equipment, net	18,450	19,911
Cash surrender value of life insurance	15,936	15,552
Accrued interest receivable and other assets	18,298	13,993
Total assets	$1,093,251	$1,092,166

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$298,817	$285,406
NOW, MMDA & savings	475,223	498,445
Time, $250,000 or more	16,239	18,756
Other time	86,934	104,345
Total deposits	877,213	906,952

Securities sold under agreements to repurchase	58,095	37,757
FHLB borrowings	-	-
Junior subordinated debentures	20,619	20,619
Accrued interest payable and other liabilities	13,707	10,863
Total liabilities	969,634	976,191

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,995,256 shares 12/31/18 and 12/31/17	62,096	62,096
Retained earnings	60,535	50,286
Accumulated other comprehensive income	986	3,593
Total shareholders' equity	123,617	115,975

Total liabilities and shareholders' equity	$1,093,251	$1,092,166

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2018 and 2017
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
INTEREST INCOME:
Interest and fees on loans	$10,292	$8,953	$38,654	$34,888
Interest on due from banks	49	81	304	219
Interest on investment securities:
U.S. Government sponsored enterprises	612	609	2,333	2,404
State and political subdivisions	927	1,038	3,877	4,236
Other	44	45	182	202
Total interest income	11,924	10,726	45,350	41,949

INTEREST EXPENSE:
NOW, MMDA & savings deposits	218	167	769	598
Time deposits	130	106	472	466
FHLB borrowings	-	58	-	662
Junior subordinated debentures	212	158	790	590
Other	49	18	115	61
Total interest expense	609	507	2,146	2,377

NET INTEREST INCOME	11,315	10,219	43,204	39,572

PROVISION FOR (REDUCTION OF PROVISION FOR) LOAN LOSSES	418	(102)	790	(507)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,897	10,321	42,414	40,079

NON-INTEREST INCOME:
Service charges	1,192	1,113	4,355	4,453
Other service charges and fees	177	146	705	593
Gain on sale of securities	(35)	-	15	-
Mortgage banking income	179	245	851	1,190
Insurance and brokerage commissions	233	193	824	761
Appraisal management fee income	764	858	3,206	3,306
Miscellaneous	1,989	1,279	6,210	5,061
Total non-interest income	4,499	3,834	16,166	15,364

NON-INTEREST EXPENSES:
Salaries and employee benefits	5,664	5,020	21,530	20,058
Occupancy	1,803	1,720	7,170	6,701
Appraisal management fee expense	587	657	2,460	2,526
Other	3,216	3,429	11,414	11,891
Total non-interest expense	11,270	10,826	42,574	41,176

EARNINGS BEFORE INCOME TAXES	4,126	3,329	16,006	14,267
INCOME TAXES	690	1,319	2,624	3,999

NET EARNINGS	$3,436	$2,010	$13,382	$10,268

PER SHARE AMOUNTS*
Basic net earnings	$0.57	$0.34	$2.23	$1.71
Diluted net earnings	$0.57	$0.34	$2.22	$1.69
Cash dividends	$0.13	$0.11	$0.52	$0.44
Book value	$20.62	$19.34	$20.62	$19.34

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2018 and 2017
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$202,385	$229,323	$209,742	$234,278
Loans	792,373	746,987	777,098	741,655
Earning assets	1,008,381	1,003,815	1,007,485	998,821
Assets	1,093,082	1,106,381	1,094,707	1,098,992
Deposits	888,713	904,246	903,120	895,129
Shareholders' equity	121,194	116,026	123,796	116,883

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.55%	4.25%	4.39%	4.18%
Return on average assets	1.25%	0.72%	1.22%	0.93%
Return on average shareholders' equity	11.25%	6.87%	10.81%	8.78%
Shareholders' equity to total assets (period end)	11.31%	10.62%	11.31%	10.62%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$6,295	$6,844	$6,366	$7,550
Provision for loan losses	418	(102)	790	(507)
Charge-offs	(367)	(501)	(1,133)	(982)
Recoveries	99	125	422	305
Balance, end of period	$6,445	$6,366	$6,445	$6,366

ASSET QUALITY:
Non-accrual loans			$3,314	$3,711
90 days past due and still accruing			-	-
Other real estate owned			27	118
Total non-performing assets			$3,341	$3,829
Non-performing assets to total assets			0.31%	0.35%
Allowance for loan losses to non-performing assets			192.91%	166.26%
Allowance for loan losses to total loans			0.80%	0.84%

LOAN RISK GRADE ANALYSIS:

	Percentage of Loans
	By Risk Grade
	12/31/2018	12/31/2017
Risk Grade 1 (excellent quality)	0.73%	1.07%
Risk Grade 2 (high quality)	25.47%	26.23%
Risk Grade 3 (good quality)	60.73%	60.62%
Risk Grade 4 (management attention)	10.19%	8.19%
Risk Grade 5 (watch)	1.72%	2.54%
Risk Grade 6 (substandard)	0.84%	1.04%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2018, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade (which totaled $3.2 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.